Exhibit 4.1

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (hereinafter referred to as the “Agreement“), dated as of November 15, 2012 (the “Execution Date“) by and between Great China Mania Holdings, Inc., a Florida corporation (hereinafter referred to as the “Company“), and Kodiak Capital Group, LLC, a Delaware limited liability company (hereinafter referred to as the “Investor“).

WHEREAS,  the  parties  desire  that,  upon  the  terms  and  subject  to  the  conditions contained herein, the Investor shall invest up to two million dollars ($2,000,000) (the “Facility Amount”) to purchase the Company's Common Stock (the “Common Stock“); and

WHEREAS, such investments will be made in reliance upon the provisions of Section
4(2) under the Securities Act of 1933, as amended (the “1933 Act“), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement“) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION 1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

“1933 Act“ shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Affiliate” shall have the meaning specified in Section 5(H), below.

“Agreement” shall mean this Investment Agreement.

“Bank Account” shall mean the account of the Company into which the Investor will deliver the Purchase Amount and which is disclosed in the Put Settlement Sheet.

“By-laws” shall have the meaning specified in Section 4(C).

“Articles of Incorporation” shall have the meaning specified in Section 4(C).

“Closing” shall have the meaning specified in Section 2(G).

“Closing Date” shall mean no more than seven (7) Trading Days following the end of the Pricing Period.

“Common Stock” shall have the meaning set forth in the preamble of this Agreement.

“Company’s Knowledge” shall mean the actual knowledge, without further investigation, of the individual(s) serving as the CEO and CFO of the Company as of the Execution Date.

“Control” or “Controls” shall have the meaning specified in Section 5(H).

“Effective  Date”  shall  mean  the  date  the  SEC  declares  effective  under  the  1933  Act  the Registration Statement covering the Securities.

“Environmental Laws” shall have the meaning specified in Section 4(M).

“Facility Amount” shall have the meaning specified in the preamble of this Agreement.

“Facility  Transaction  Documents” shall mean this Agreement and the Registration Rights Agreement.

“Floor Price” shall mean the price per share of the Company’s common stock as defined by the Company in Exhibit B.

“Execution Date” shall mean the date indicated in the preamble to this Agreement.

“Indemnities” shall have the meaning specified in Section 11.

“Indemnified Liabilities” shall have the meaning specified in Section 11.

“Investor” shall have the meaning indicated in the preamble of this Agreement.

“Material Adverse Effect” shall have the meaning specified in Section 4(A).

“Material Breach” shall mean party’s Material Default under this Agreement.

“Material Default” shall mean a party’s failure in the performance of Sections 2(E), 7 or 8 of this Agreement.

“Maximum Common Stock Issuance” shall have the meaning specified in Section 2(H).

“Open Market Adjustment Amount” shall have the meaning specified in Section 2(I).

“Open Market Share Purchase” shall have the meaning specified in Section 2(I).

“Open Period” shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier to occur of (i) the date which is six (6) months from the Effective Date; or (ii) termination of the Agreement in accordance with Section 9, below.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pricing Period” shall be the five (5) days immediately following the Put Date.

“Principal Market” shall mean the American Stock Exchange, Inc., the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board, the NASDAQ National Market System or the NASDAQ SmallCap Market, whichever is the principal market on which the Common Stock is listed.

“Prospectus” shall mean the Prospectus, preliminary Prospectus and supplemental Prospectus used in connection with the Registration Statement.

“Purchase Amount” shall mean the total amount being paid by the Investor on the Closing Date to purchase the Securities.

“Purchase  Price” shall  mean  ninety percent  (90%) of  the lowest  closing bid  price of the Common Stock during the Pricing Period.

“Put “ shall have the meaning set forth in Section 2(B) hereof.

“Put Amount” shall have the meaning set forth in Section 2(B) hereof.

“Put Date” shall mean the date of the Put Notice.

“Put Notice” shall mean a written notice sent to the Investor by the Company, substantially in the form of Exhibit B, stating the Put Amount in U.S. dollars the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.

“Put Notice Date” shall mean the Trading Day, as set forth below, immediately following the day on which the Investor receives a Put Notice, however a Put Notice shall be deemed delivered on (a) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 9:00 am Eastern Time, or (b) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 am Eastern Time on a Trading Day. No Put Notice may be deemed delivered on a day that is not a Trading Day.

“Put Settlement Sheet” shall mean a written letter to the Company by the Investor, substantially in the form of Exhibit C, evidencing acceptance of the Put, confirming wire transfer instructions for delivery of the Purchase Amount and providing instructions for delivery of the Securities to the Investor.

“Put Shares Due” shall have the meaning specified in Section 2(I).

“Registration Rights Agreement” shall have the meaning set forth in the recitals, above.

“Registration Statement” means the registration statement of the Company filed under the 1933 Act covering the Common Stock issuable hereunder.

“Related Party” shall have the meaning specified in Section 5(H).

“Resolution” shall have the meaning specified in Section 8(E).

“SEC” shall mean the U.S. Securities & Exchange Commission.

“SEC Documents” shall have the meaning specified in Section 4(F).

“Securities”  shall  mean  the  shares  of  Common  Stock  issued  pursuant  to  the  terms  of  the Agreement.

“Shares” shall mean the shares of the Company’s Common Stock.

“Subsidiaries” shall have the meaning specified in Section 4(A).

“Trading Day” shall mean any day on which the Principal Market for the Common Stock is open for trading, from the hours of 9:30 am until 4:00 pm.

“Warrants” shall mean shall mean a Warrant Agreement issued to the Investor by the Company upon the Execution Date, substantially in the form of Exhibit D.

SECTION 2. PURCHASE AND SALE OF COMMON STOCK.

(A)      PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of two million dollars ($2,000,000).

(B)     DELIVERY OF PUT NOTICES. Subject to the terms and conditions of the Facility Transaction  Documents,  during the  Open  Period, the Company may,  in  its  sole  discretion, deliver a Put Notice to the Investor which states the dollar amount (designated in U.S. Dollars) (the “Put Amount”), which the Company intends to sell to the Investor on a Closing Date (the “Put”). The Put Notice shall be in the form attached hereto as Exhibit B and incorporated herein by reference. The Put Amount shall not exceed two million dollars ($2,000,000). The Purchase Price for the Common Stock identified in the Put Notice shall be equal to ninety percent (90%) of the lowest closing bid price of the Company’s Common Stock during the Pricing Period but at any time cannot be lower than the Floor Price.

(C)      INVESTORS RIGHT TO WITHDRAWAL. In the event the Company’s share price falls below the Floor Price during the Pricing Period the Investor retains the right, but not the obligation, to terminate the Put Notice or purchase an amount up to the Put Amount.

(D)      RESERVED; INTENTIONALLY OMITTED.

(E)   CONDITIONS TO INVESTOR'S OBLIGATION TO PURCHASE SHARES. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares at the Closing (as defined in Section 2(G) unless each of the following conditions are satisfied:

(I) a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

(II) at all times during the period beginning on the Put Notice Date and ending on and including the Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

(III) the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith;

(IV) no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

(V) the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the events described in clauses (I) through (V) above occurs during the Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the Put Notice.

(F)       RESERVED.

(G)      MECHANICS   OF   PURCHASE   OF   SHARES   BY   INVESTOR.   Subject   to   the satisfaction of the conditions set forth in Sections 2(E), 8 and 9, the closing of the purchase by the Investor of Shares (a “Closing”) shall occur on the date which is no later than seven (7) Trading Days following the end of the Pricing Period (the “Closing Date”). On or before the Closing Date, (I) the Investor shall deliver to the Company the Purchase Price to be paid for such Shares, determined as set forth in Section 2(B); and (II) the Company shall cause its transfer agent to electronically transmit the Securities by crediting the account of the Investor’s prime broker (as specified by the Investor in advance of the Closing Date) with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

The Company understands that a delay in the issuance of Securities beyond the Closing Date could result in economic damage to the Investor. After the Effective Date, as compensation to the Investor for such loss, the Company agrees to make late payments to the Investor for late issuance of Securities (delivery of Securities after the applicable Closing Date) in accordance with the following schedule (where “No. of Days Late” is defined as the number of trading days beyond the Closing Date, with the Amounts being cumulative.):

LATE PAYMENT FOR EACH NO. OF DAYS LATE	$10,000 WORTH OF COMMON STOCK
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1000
Over 10 days late	$1,000 + $200 for each Business Day late beyond 10 days

The Company shall make any payments incurred under this Section in immediately available funds upon demand by the Investor. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to issue and deliver the Securities to the Investor, except that such late payments shall offset any such actual damages incurred by the Investor, and any Open Market Adjustment Amount, as set forth below. Notwithstanding anything contained in this Section 2(G) to the contrary, the Company shall not be liable for any late payments if the late  issuance  of  Securities  (delivery  of  Securities  after  the  Closing  Date)  was  due  to  the Investor’s failure deliver to the Company a Put Settlement Sheet (as further described in Section 7(B) of this Agreement) on the day immediately following the end of the Pricing Period.

(H)     OVERALL LIMIT ON COMMON STOCK ISSUABLE. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval (the “Maximum Common Stock Issuance”). If such issuance of shares of Common Stock could cause a delisting on the Principal Market, then the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Amended and Restated Articles of Incorporation of the Company. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common

Stock  Issuance  limitation,  and  that  such  approval  pertains  only  to  the  applicability  of  the Maximum Common Stock Issuance limitation provided in this Section 2(H).

(I)           ADDITIONAL PENALTIES. If, by the third (3rd) business day after the Closing Date, the Company fails to deliver any portion of the shares of the Put to the Investor (the “Put Shares Due”) and the Investor purchases, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery of shares which would have been delivered if the full amount of the shares to be delivered to the Investor by the Company (the “Open Market Share Purchase”) , then the Company shall pay to the Investor, in addition to any other amounts due to Investor pursuant to the Put, and not in lieu thereof, the Open Market Adjustment Amount (as defined below). The “Open Market Adjustment Amount” is the amount equal to the excess, if any, of (x) the Investor's total purchase price (including brokerage commissions, if any) for the Open Market Share Purchase minus (y) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Put Shares Due. The Company shall pay the Open Market Adjustment Amount to the Investor in immediately available funds within five (5) business days of written demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover an Open Market Share Purchase with respect to shares of Common Stock it sold for net proceeds of $10,000, the Open Market Purchase Adjustment Amount which the Company will be required to pay to the Investor will be
$1,000. Notwithstanding anything contained in this Section 2(I) to the contrary, the Company shall not be liable for any late payments if the late issuance of Securities (delivery of Securities after the Closing Date) was due to the Investor’s failure deliver to the Company a Put Settlement Sheet (as further described in Section 7(B) of this Agreement) on the day immediately following the end of the Pricing Period.

SECTION 3. ISSUANCE OF WARRANTS TO PURCHASE COMMON STOCK.

(A)      ISSUANCE OF  WARRANTS  TO PURCHASE  COMMON  STOCK.  Subject  to  the terms and conditions set forth herein, the Company shall issue to the Investor up to 6% of the Facility Amount in Warrants to purchase common stock at par value.

(B)      MECHANICS ON ISSUANCE.   The Company shall issue the Warrants to the Investor in proportion to the size of the Put and the full 6% will be issued upon Investors full $2,000,000 investment.

(C)      MINIMUM WARRANTS.   The minimum amount of warrants the Company will issue will be 2.4% of the Facility Amount.

(D)      LIMITATION ON AMOUNT  OF  OWNERSHIP.  Notwithstanding  anything  to  the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act) by the Investor, would exceed 4.99% of the number of shares of Common Stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

SECTION 4. INVESTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Investor represents and warrants to the Company, and covenants, that:

(A) SOPHISTICATED INVESTOR. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (I) evaluating the merits and risks of an investment in the Securities and making an informed investment decision; (II) protecting its own interest; and (III) bearing the economic risk of such investment for an indefinite period of time.

(B) AUTHORIZATION; ENFORCEMENT. The Facility Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Investor and are valid and binding agreements of the Investor enforceable against the Investor in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency,  reorganization,  moratorium,  liquidation  and  other  similar  laws  relating  to,  or affecting generally, the enforcement of applicable creditors' rights and remedies.

(C) SECTION 9 OF THE 1934 ACT. During the term of this Agreement, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock. The Investor agrees not to sell the Company's stock short, either directly or indirectly through its affiliates, principals or advisors, the Company's common stock during the term of this Agreement.

(D) ACCREDITED INVESTOR. Investor is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

(E) NO CONFLICTS. The execution, delivery and performance of the Facility Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of Limited Liability Company Operating Agreement or other organizational documents of the Investor.

(F) OPPORTUNITY TO DISCUSS. The Investor has received all materials relating to the Company's business, finance and operations which it has requested. The Investor has had an opportunity to discuss the business, management and financial affairs of the Company with the Company's management.

(G) INVESTMENT PURPOSES. The Investor is purchasing the Securities for its own account for  investment  purposes  and  not  with  a  view  towards  distribution  and  agrees  to  resell  or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

(H) NO REGISTRATION AS A DEALER. The Investor is not and will not be required to be registered as a “dealer” under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

(I) GOOD STANDING. The Investor is a Limited Liability Company, duly organized, validly existing and in good standing in the State of Delaware.

(J) TAX LIABILITIES. The Investor understands that it is liable for its own tax liabilities.

(K) REGULATION M. The Investor will comply with Regulation M under the 1934 Act, if applicable.

(L) ACKNOWLEDGEMENT OF TERMS. The Investor hereby represents and warrants to the Company that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Investor, and (iv) the Investor has had independent legal counsel of its own choosing  review  this  Agreement,  advise  the  Investor  with  respect  to  this  Agreement,  and represent the Investor in connection with this Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the Schedules attached hereto, or as disclosed on the Company's SEC Documents, the Company represents and warrants to the Investor that:

(A) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Florida, USA and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it owns or controls, if any, (“Subsidiaries”) are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken  as  a  whole,  or  on  the  transactions  contemplated  hereby  or  by  the  agreements  and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Facility Transaction Documents (as defined in Section 1 and 4(B), below).

(B) AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHERINSTRUMENTS.

(I) The Company has  the requisite corporate power and  authority to  enter into  and perform this Investment Agreement and the Registration Rights Agreement (collectively, the “Facility Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof.

(II) The execution and delivery of the Facility Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders.

(III) The Facility Transaction Documents have been duly and validly executed and delivered by the Company.

(IV) The Facility Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

(C) CAPITALIZATION.

Except  as  disclosed  in  the  Company's  publicly  available  filings  with  the  SEC  and Schedule 4(c) attached hereto:

(I) No shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company;

(II) There are no outstanding debt securities;

(III) There are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries;

(IV) There are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);

(V) There are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

(VI) There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement;

(VII) The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

(VIII) To the Company’s Knowledge, there is no dispute as to the classification of any shares of the Company's capital stock.

(IX) The Company has furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company's Amended and Restated Articles of Incorporation, as in effect on the date hereof (the “Articles of Incorporation”), and the Company's By-laws, as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

(D) ISSUANCE OF SHARES. The Company has reserved 3,000,000 Shares for issuance pursuant to this Agreement, which have been duly authorized and reserved those Shares for issuance (subject to adjustment pursuant to the Company's covenant set forth in Section 5(F) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. In  the event the Company cannot  register a sufficient number of Shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.

(E) NO CONFLICTS. The execution, delivery and performance of the Facility Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not: (I) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; or (II) conflict with, or constitute a Material Default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or to the Company's Knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 4(e), neither the Company nor  its  Subsidiaries  is  in  violation  of  any  term  of,  or  in  default  under,  the  Articles  of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively,  or  any  contract,  agreement,  mortgage,  indebtedness,  indenture,  instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have or constitute a Material Adverse Effect. To the Company’s Knowledge, the business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self- regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or any securities laws of any states, to the Company's Knowledge, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement as outlined in the Registration Rights Agreement between the Parties) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Facility Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. To the Company’s Knowledge, there are no facts or circumstances which might give rise to any of the foregoing. To the Company’s Knowledge, the Company is not, and does not intend to be will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

(F) SEC DOCUMENTS; FINANCIAL STATEMENTS. As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR to, true and complete copies of the SEC Documents. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material  respects  with  applicable  accounting  requirements  and  the  published  rules  and regulations of the SEC with respect thereto. Such financial statements have been prepared by a firm that is a member of the Public Companies Accounting Oversight Board (“PCAOB”) and in accordance with generally accepted accounting principles consistently applied during the periods involved (except (I) as may be otherwise indicated in such financial statements or the notes thereto, or (II) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4(D) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information  which  was  not  publicly  disclosed  prior  to  the  date  hereof  and  any  material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to the Closing Date shall be publicly disclosed by the Company prior to the Closing Date.

(G) ABSENCE OF CERTAIN CHANGES. Except as otherwise set forth in the SEC Documents, the Company does not intend to change the business operations of the Company in any material way. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

(H) ABSENCE OF LITIGATION AND/OR REGULATORY PROCEEDINGS. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

(I) ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to the Facility Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Facility Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Facility Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities, and is not being relied on by the Company. The Company further represents to the Investor that the Company's decision to enter into the Facility Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(J) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. Except as set forth in the SEC Documents, as of the date hereof, no event, liability, development or circumstance has occurred or exists, or to the Company's Knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(K) EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the Company’s Knowledge or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.

(L) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth in the SEC Documents, none of the Company's trademarks,  trade  names,  service  marks,  service  mark  registrations,  service  names,  patents, patent  rights,  copyrights,  inventions,  licenses,  approvals,  government  authorizations,  trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. To the Company’s Knowledge, neither the Company nor its Subsidiaries are infringing upon the trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought against, or to the Company's Knowledge, being threatened against, the Company or its Subsidiaries regarding trademark,  trade  name,  patents,  patent  rights,  invention,  copyright,  license,  service  names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(M) ENVIRONMENTAL LAWS. To the Company’s Knowledge, the Company and its Subsidiaries (I) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (II) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (III) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three (3) foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

(N) TITLE. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(O) INSURANCE. Each of the Company's Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(P) REGULATORY PERMITS. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and  neither the Company nor  any such  Subsidiary has  received  any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

(Q) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (I) transactions are executed in accordance with management's general or specific authorizations; (II) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles by a firm with membership to the PCAOB  and  to  maintain  asset  accountability;  (III)  access  to  assets  is  permitted  only  in accordance with management's general or specific authorization; and (IV) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(R) NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

(S) TAX STATUS. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(T) CERTAIN TRANSACTIONS. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from disinterested third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries

(other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(U) DILUTIVE EFFECT. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Facility Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(V) LOCK-UP. The Company shall cause its officers, insiders, directors, and affiliates or other related parties under control of the Company, to refrain from buying and/or selling Common Stock during each Pricing Period.

(W) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock to be offered as set forth in this Agreement.

(X) NO BROKERS, FINDERS OR FINANCIAL ADVISORY FEES OR COMMISSIONS. No brokers, finders or financial advisory fees or commissions will be payable by the Company, its agents or Subsidiaries, with respect to the transactions contemplated by this Agreement, except as otherwise disclosed in this Agreement except as set forth in Schedule 4(x).

SECTION 6. COVENANTS OF THE COMPANY

(A) BEST EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in Section 7 of this Agreement.

(B) BLUE SKY. The Company shall, at its sole cost and expense, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of such states of the United States, as reasonably specified by the Investor, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.

(C) REPORTING STATUS. Until one of the following occurs, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act: (i) this Agreement terminates pursuant to Section 9 and the Investor has the right to sell all of the Securities without restrictions pursuant to Rule 144(k) promulgated under the 1933 Act, or such other exemption (ii) the date on which the Investor has sold all the Securities and this Agreement has been terminated pursuant to Section 9.

(D) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares (excluding amounts paid by the Company for fees as set forth in the Facility Transaction Documents) for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.
(E) FINANCIAL INFORMATION. During the Open Period, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (I) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (II) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (III) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc., unless such information is material nonpublic information.

(F) RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Securities to the Investor as required hereunder. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section
5(F), the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

(G) LISTING. The Company shall use all commercially reasonable efforts to promptly secure and maintain the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Registrable Securities from time to time issuable under the terms of the Facility Transaction Documents. Neither the Company nor any of its  Subsidiaries  shall  take any action  which  would  be reasonably expected to  result  in  the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one (1) trading day resulting from business announcements by the Company). The Company shall use all commercially reasonable efforts promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The

Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(G).

(H) TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two (2) years, shareholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a “Related Party”), except for (I) customary employment arrangements and benefit programs on reasonable terms, (II) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a disinterested third party other than such Related Party, or (III) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (I) has a 5% or more equity interest in that person or entity, (II) has 5% or more common ownership with that person or entity, (III) controls that person or entity, or (IV) is under common control with that person or entity. “Control” or “Controls” for purposes hereof means that a person or entity has the power, directly or indirectly, to conduct or govern the policies of another person or entity.

(I) FILING OF FORM 8-K. On or before the date which is four (4) Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Facility Transaction Documents in the form required by the 1934 Act, if such filing is required.

(J) CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

(K) NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT  TO  MAKE  A  PUT.  The  Company  shall  promptly  notify  the  Investor  upon  the occurrence of any of the following events in respect of a Registration Statement or related Prospectus in respect of an offering of the Securities: (I) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus; (II) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (III) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (IV) the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (V) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related Prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events in this Section 5(K).

(L) REIMBURSEMENT. If (I) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Facility Transaction Documents, or if the Investor is impleaded in any such action, proceeding or investigation by any person (other than as a result of a breach of the Investor’s representations and warranties set forth in this Agreement); or (II) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Facility Transaction Documents (other than as a result of a breach of the Investor’s representations and warranties set forth in this Agreement), then in any such case, the Company will reimburse the Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which the Investor is a named party, the Company will pay to the Investor the charges, as reasonably determined by the Investor, for the time of any officers or employees of the Investor devoted to appearing and preparing to appear as witnesses, assisting in  preparation for hearings, trials or pretrial  matters, or otherwise  with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement.  The  reimbursement  obligations  of  the  Company under  this  section  shall  be  in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, the Investor and any such affiliate and any such person.

(M) TRANSFER AGENT. Upon effectiveness of the Registration Statement, and for so long as the Registration Statement is effective, the Company shall deliver instructions to its transfer agent to issue Shares to the Investor that are covered for resale by the Registration Statement free of restrictive legends.

(N) ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement,  advise the Company with respect to this Agreement,  and represent the Company in connection with this Agreement.

SECTION 7. RESERVED; INTENTIONALLY OMITTED

SECTION 8. CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.

The obligation hereunder of the Company to issue and sell the Securities to the Investor is further subject to the satisfaction, on or before the Closing Date, of each of the following conditions set forth below.

(A) The Investor shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

(B) The Company shall deliver to the Company's counsel to hold in escrow (i) an executed stock power, medallion guaranteed, authorizing the transfer of the Securities to the Company (the “Stock Power”) and (ii) executed transfer instruction to the Investor's prime broker for the transfer of the Securities to the Company's transfer agent (the “Transfer Instruction”).

(C) On the day immediately following the end of the Pricing Period, the Investor shall have delivered to the Company a Put Settlement Sheet (hereto attached as Exhibit C), which shall evidence acceptance of the Put, confirm wire transfer instructions for delivery of the Purchase Amount and provide instructions for delivery of the Securities to the Investor.

(D) Upon receipt of the Securities from the Company, the Investor shall instantaneously cause the Purchase Amount to be automatically delivered to the Company’s Bank Account via wire transfer of immediately available funds. In the event the Company does not receive the Purchase Amount five business days following the receipt of the Securities at the account of the Investor's prime broker via DWAC, the Company's counsel shall release the Stock Power and the Transfer Instructions to cause Securities to be returned to the Company for cancellation.

(E) The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Facility Transaction Documents to be performed, satisfied or complied with by the Investor on or before the Closing Date.

(F) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

SECTION 9. FURTHER CONDITIONS OF THE INVESTOR'S OBLIGATION TO  PURCHASE.

The obligation of the Investor hereunder to purchase Shares is subject to the satisfaction, on or before the Closing Date, of each of the following conditions set forth below.

(A) The Company shall have executed the Facility Transaction Documents and delivered the same to the Investor.

(B) The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the Closing Date (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company's delivery of the Put Notice related to the Closing).

(C) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Facility Transaction Documents to be performed, satisfied or complied with by the Company on or before the Closing Date. The Investor may request an update as of the Closing Date regarding the representation contained in Section 4(C) above.

(D) Reserved

(E) The Board of Directors of the Company shall have adopted resolutions consistent with Section 5(B)(II) above (the “Resolutions”) and such Resolutions shall not have been amended or rescinded prior to the Closing Date.

(F) Reserved

(G) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(H) The Registration Statement shall be effective on the Closing Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or to the Company's knowledge shall be pending or threatened. Furthermore, on the Closing Date (I) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (II) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related Prospectus shall exist.

(I) At the time of the Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated

therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the Prospectus.

(J) If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2(H) or the Company shall have obtained appropriate approval pursuant to the requirements of Florida law and the Company’s Articles of Incorporation and By-laws.

(K) The conditions to the Closing set forth in Section 2(E) shall have been satisfied on or before the Closing Date.

(L) The Company shall have certified to the Investor the number of Shares of Common Stock outstanding when a Put Notice is given to the Investor. The Company's delivery of a Put Notice to the Investor constitutes the Company's certification of the existence of the necessary number of shares of Common Stock reserved for issuance.

SECTION 10. TERMINATION.

(A) This Agreement shall terminate upon any of the following events without penalty or further obligations from either parties other than provisions listed in Section 9(C) below:

(I) when the Investor has purchased an aggregate of two million dollars ($2,000,000) in the Common Stock of the Company pursuant to this Agreement; or,

(B) This Agreement may terminate upon any of the following events:

(I) Termination for Default. In the event that either party commits a Material Breach of its obligations hereunder, the non-defaulting party may, at its option, terminate this Agreement by written notice of termination specifying such Material Breach; provided, however, that if such default is subject to cure, then such notice shall be subject to a twenty (20) day cure period from the date thereof, and if the defaulting party cures such default prior to expiration of such period, termination shall not take place.

(II) Termination for Insolvency. Either party hereto may, at its option, upon five (5) days written notice, terminate this Agreement should the other party hereto (i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of creditors; (iii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iv) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (v) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization, or (vi) have a decree entered against  it  by  a  court  of  competent  jurisdiction  appointing  a  receiver,  liquidator,  trustee  or assignee in bankruptcy or in insolvency covering all or substantially all of such party’s property or providing for the liquidation of such party’s property or business affairs.

(C) Survival of Termination. The obligations of the parties under this Agreement that by their nature would continue beyond expiration, termination or cancellation of this Agreement (including,  without  limitation,  the  warranties,  indemnification  obligations,  confidentiality requirements and ownership and property rights) shall survive any such expiration, termination or cancellation.

SECTION 11. SUSPENSION

(A) This Agreement shall be suspended upon any of the following events, and shall remain suspended until such event is rectified:

(I) the trading of the Common Stock is suspended by the SEC, the Principal Market or the NASD for a period of two (2) consecutive Trading Days during the Open Period; or,

(II) The Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market. Immediately upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

SECTION 12. INDEMNIFICATION.

In consideration of the parties mutual obligations set forth in the Facility Transaction Documents, each of the parties (in such capacity, an “Indemnitor”) shall defend, protect, indemnify and hold harmless  the  other  and  all  of  the  other  party's  shareholders,  officers,  directors,  employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (I) any misrepresentation or breach of any representation or warranty made by the Indemnitor or any other certificate, instrument or document contemplated hereby or thereby; (II) any breach of any covenant, agreement or obligation of the Indemnitor contained in the Facility Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (III) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Facility Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Indemnitor which is specifically intended for use in the preparation of any such Registration Statement, preliminary Prospectus, Prospectus or amendments to the Prospectus. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.

SECTION 13. GOVERNING LAW; DISPUTES SUBMITTED TO ARBITRATION.

(A) ARBITRATION CLAUSE. All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of New York, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in New York City, New York before a single arbitrator of the American Arbitration Association (“AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law New York. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent either party from obtaining an injunction.

(B)  LEGAL  FEES;  AND  MISCELLANEOUS  FEES.  Except  as  otherwise  set  forth  in  the Facility Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.

(C) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(D) HEADINGS; SINGULAR/PLURAL. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

(E) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(F) ENTIRE AGREEMENT; AMENDMENTS. This Agreement is the FINAL AGREEMENT between the Company and the Investor with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The execution and delivery of the Facility Transaction Documents shall not alter the force and effect of any other agreements between the Parties, and the obligations under those agreements.

(G) NOTICES. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (I) upon receipt, when delivered personally; (II) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (III) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Great China Mania Holdings, Inc.
Suite 1902, Kodak House II
Quarry Bay, Hong Kong

If to the Investor:

Kodiak Capital Group, LLC
260 Newport Center Drive, Suite 100
Newport Beach, CA 92660

Each party shall provide five (5) days prior written notice to the other party of any change in address or facsimile number.

(H) NO ASSIGNMENT. This Agreement may not be assigned.

(I) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the Company acknowledges that the rights of the Investor may be enforced by its general partner.

(J) SURVIVAL. The representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 11, shall survive each of the Closings and the termination of this Agreement.

(K) PUBLICITY. The Company and the Investor shall consult with each other in issuing any press  releases  or  otherwise  making  public  statements  with  respect  to  the  transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably  withheld  or  delayed,  except  that  no  prior  consent  shall  be  required  if  such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior consent of the Investor, except to the extent required by law. The Investor acknowledges that this Agreement and all or part of the Facility Transaction Documents may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the

1933 Act or the 1934 Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

(L) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(M) RESERVED; INTENTIONALY OMITTED.

(N) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, as the parties mutually agree that each has had a full and fair opportunity to review this Agreement and seek the advice of counsel on it. The normal rule that ambiguities shall be interpreted against the drafting party shall not apply in the instant case.

(O) REMEDIES. The Investor shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which the Investor has by law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorney’s fees and costs, and to exercise all other rights granted by law.

(P) RESERVED.

(Q) PRICING OF COMMON STOCK. For purposes of this Agreement, the lowest closing bid price of the Common Stock shall be as reported on Bloomberg.

SECTION 14. NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

(A) The Company shall not disclose non-public information to the Investor, its advisors, or its representatives.

(B) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non- public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors  and  representatives  of  the  Investor  and,  if  any,  underwriters,  of  any event  or  the existence  of  any  circumstance  (without  any  obligation  to  disclose  the  specific  event  or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 13 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non- public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 15 ACKNOWLEDGEMENTS OF THE PARTIES.

(A) Notwithstanding anything in this Agreement to the contrary, the parties hereto hereby acknowledge and agree to the following:

(I) the Investor makes no representations or covenants that it will not engage in trading in the securities of the Company, other than the Investor will not sell short the Company's common stock at any time during this Agreement and the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock during the term of this Agreement;

(II) the Company shall, on or before the date which is four (4) Trading Days after the Execution Date, file a current report on Form 8-K disclosing the material terms of the transactions contemplated by the Facility Transaction Documents;

(III) the Company has not and shall not provide material non-public information to the Investor unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information; and

(IV) the Company understands and confirms that the Investor will be relying on the acknowledgements set forth in clauses (i) through (iii) above if the Investor effects any transactions in the securities of the Company.

EXHIBIT A REGISTRATION RIGHTS AGREMENT

EXHIBIT B
PUT NOTICE

Date:

RE: Put Notice Number

Dear Mr. Hodson,

This is to inform you that as of today, Great China Mania Holdings, Inc., a Florida corporation (the “Company“), hereby elects to exercise its right pursuant to the Investment Agreement to require Kodiak Capital Group, LLC to purchase shares of its common stock. The Company hereby certifies that:
The amount of this put is $_
The Floor Price of this put is $_ The Pricing Period runs from_____until_____.
The current number of shares issued and outstanding as of the Company are:
The number of shares currently available for issuance under the Facility Transaction Documents is:

_________________________

Regards,

_________________________

SCHEDULE 4(a) SUBSIDIARIES

SCHEDULE 4(c) CAPITALIZATION

SCHEDULE 4(e) CONFLICTS

SCHEDULE 4(g) MATERIAL CHANGES

SCHEDULE 4(h) LITIGATION

SCHEDULE 4(l) INTELLECTUAL PROPERTY SCHEDULE 4(n) LIENS

SCHEDULE 4(t) CERTAIN TRANSACTIONS

SCHEDULE 4(x) BROKERS, FINDERS, FINANCIAL ADVISOR FEES